TERMINATION AGREEMENT AND PURCHASE AND SALE AGREEMENT

     This Termination Agreement and Purchase and Sale Agreement (this "Agreement"), dated as of December 18, 2000, is between SAGA PETROLEUM CORP., a Colorado corporation ("Saga Petroleum"), SAGA SALTWATER DISPOSAL CORP., a Texas corporation ("Saga SWD"), BRENT J. MORSE ("Morse"), MORSE FAMILY SECURITY TRUST (the "Morse Family Trust") and J. CHARLES FARMER ("Farmer") (collectively, "Sellers"), 415 West Wall Street, Suite 835, Midland, Texas, 79701, and DELTA PETROLEUM CORPORATION, a Delaware corporation ("Buyer"), 555 - 17th Street, Suite 3310, Denver, Colorado 80202.

                            Recitals

     A. By that Purchase and Sale Agreement dated September 6, 2000 (the "PSA") among Sellers and Buyer, as amended by that letter dated September 25, 2000, and that First Amendment to Purchase and Sale Agreement dated November 21, 2000 (as amended, the "PSA"), Buyer agreed to purchase and Sellers agreed to sell the Assets and Saga LLC Interests (as defined in the PSA) on the terms set forth therein. Capitalized terms used but not defined herein shall have the meaning specified in the PSA.

     B. Buyer has made the Deposit under the PSA in the form of $500,000 in cash and 393,006 shares of Buyer's common stock (the
"Deposit Shares").

     C. Buyer and Sellers desire to terminate the PSA, to release any claims they may have thereunder, to provide for the purchase by Buyer from Saga Petroleum of Saga Petroleum's interests in the Cedar State Well and associated leasehold interests more particularly described on Exhibit A attached hereto (the "Cedar State Well"), and to provide for the application of the Deposit toward the purchase price for the Cedar State Well, all as provided in this Agreement.

                            Agreement

     NOW THEREFOR, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers agree as follows:

                      I. Termination of PSA

          1. Termination. Buyer and Sellers each represent to the other that they have not assigned or transferred any interest under the PSA to any person. Buyer and Sellers hereby
(i) terminate the PSA, (ii) agree that neither Buyer nor Sellers shall have any further rights, obligations or liabilities thereunder and (iii) release any claims they may have against the other under the PSA. Buyer waives, releases and agrees to indemnify, defend and hold harmless the Sellers and Saga LLC, and their respective directors, officers, shareholders, employees, agents, partners, members, managers and representatives against all claims for injury to, or death of, persons or for damage to property arising in any way from the access to the Assets, the LLC Assets and the records of Sellers afforded to Buyer under the PSA and all costs and expenses incurred by Buyer in connection with its review and inspection of Saga LLC, the Assets and the LLC Assets, including, without limitation, engineering, accounting, environmental and legal costs.

          2. Deposit. The Deposit under the PSA shall be handled as provided in Section II below.

          3. Confidentiality Agreement. The Confidentiality Agreement dated July 20, 2000 between Buyer and Saga Petroleum shall continue in full force and effect. Buyer acknowledges that all financial, title, environmental, production, and other information regarding Sellers or the Assets furnished by Sellers or developed by Buyer shall be deemed to be Confidential Information under the Confidentiality Agreement. Buyer agrees that it shall not disclose the Confidential Information to any third person except for disclosure of the Buyer Developed Materials to Potential Buyer Participants as provided in paragraph 4. "Buyer Developed Materials" shall mean all title information and engineering and reserve reports developed by Buyer and the environmental report dated November 27, 2000 prepared by Highlander Environmental Corporation with respect to the Assets. The Buyer Developed Materials shall not include the environmental report dated November 10, 2000 prepared by Highlander Environmental Corporation with respect to the Assets, and Buyer acknowledges that such environmental report constitutes Confidential Information under the Confidentiality Agreement.

          4. Negotiations for Sale of Assets Covered by PSA. Buyer acknowledges and agrees that Sellers and Saga LLC shall have the right to solicit, negotiate and close offers to purchase all or any portion of the Assets (other than the Cedar State
Well), the LLC Assets, or interests in Saga LLC from any person, including, without limitation, any Potential Buyer Participants, without any obligation, fee or other consideration to Buyer, notwithstanding that Buyer may have introduced the Potential Buyer Participants to Sellers, informed the Potential Buyer Participants regarding the Assets, the LLC Assets or Saga LLC, or incurred costs in connection with Buyer's negotiations with the Potential Buyer Participants. "Potential Buyer Participants" means Whiting Petroleum Corporation, Exco Resources, Inc., Western Energy Partners, Cody Energy Company and all other persons with whom Buyer has discussed or negotiated for the participation by such person(s) with Buyer in the acquisition of the Assets, the LLC Assets or Saga LLC. Buyer shall have the right to contact any Potential Buyer Participant to request that it reimburse Buyer for a portion of the costs incurred by Buyer in connection with reviewing the Assets, the LLC Assets or Saga LLC with such Potential Buyer Participant or pay Buyer a finders' fee if such Potential Buyer Participant purchases all or a portion of the Assets, and Buyer shall have the right to disclose the Buyer Developed Materials to a Potential Buyer Participant in connection therewith; provided, however, Buyer shall not
(i) interfere in any way with Sellers' or Saga LLC's negotiations with any Potential Buyer Participant or other person, or
(ii) assert that Buyer has a legal right to any cost reimbursement or finder's or broker's fee from any Potential Buyer Participant in connection with Sellers, the Assets, the LLC Assets or interests in Saga LLC, and the reimbursement of any such costs or payment of any such fee shall be within the discretion of a Potential Buyer Participant.

            II. Purchase and Sale of Cedar State Well

     1.   Purchase Price.

          (a) Buyer agrees to purchase the Cedar State Well with an effective date of January 1, 2001 at 7:00 a.m., local time where the Cedar State Well is located (the "Cedar State Effective
Time").

          (b) The purchase price for the Cedar State Well (the "Cedar State Purchase Price") shall be $2,700,000.00 which shall be paid as follows: (i) Sellers shall retain the $500,000.00 cash portion of the Deposit under the PSA, (ii) Buyer shall deliver by wire transfer at the Cedar State Closing an additional $1,600,000.00 plus the Net Adjustment (which adjustment will be a negative number if the aggregate downward adjustments in paragraph II(1)(d)(ii) exceed the aggregate upward adjustments in paragraph II(1)(d)(i)) in cash, and (iii) Sellers shall retain the Cedar State Shares and (A) if the number of Deposit Shares exceeds the number of Cedar State Shares, Sellers shall transfer to Buyer such excess shares, or (B) if the number of Cedar State Shares exceeds the number of Deposit Shares, Buyer shall deliver to Sellers (50% to Farmer, 37-1/2% to Morse and 12-1/2% to the Morse Family Trust) that number of additional shares of Buyer's common stock equal to such excess number of shares.

          (c) The "Cedar State Shares" shall be that number of shares of Buyer's common stock with a value equal to $600,000.00, with the value of such shares (the "Cedar Share Deemed Value") deemed to be the lesser of:

               (i) 90% of the average closing sales price per share for the period of 120 trading days ending with and including the second trading day immediately preceding the Cedar State Closing Date; and

               (ii) 90% of the average closing sales price per
                    share for the period of 30 trading days
                    ending with and including the second trading day immediately preceding the Cedar State Closing Date.

          (d) The Cedar State Purchase Price shall be adjusted at the Cedar State Closing, and finally adjusted within 60 days after the Cedar State Closing, to adjust for estimates made at Cedar State Closing, as follows:

               (i)   Upward  Adjustments.  Cedar  State  Purchase
Price shall be adjusted upward by the following:

                    (1)  the value of all oil and natural gas
          liquids in storage above the pipeline connection owned by Saga Petroleum at the Cedar State Effective Time, and not previously sold by Saga Petroleum, that is attributable to the Cedar State Well, such value to be the market or contract price in effect as of the Cedar State Effective Time less taxes or gravity adjustments, transportation and marketing costs that are deducted by the purchaser of such oil or liquids (net of all royalties and overriding royalties payable to third parties that Buyer assumes and agrees to pay);

                    (2)  the amount of all expenditures
          (including without limitation capital expenditures, royalties, rentals and other charges, "Taxes" (which shall mean all ad valorem, property, production, excise, severance and other taxes based upon or measured by the ownership of property or the production of Hydrocarbons or the receipt of proceeds therefrom other than income taxes), expenses of the sort customarily billed under operating agreements) paid by or on behalf of Saga Petroleum in connection with the ownership or operation of the Cedar State Well from the Cedar State Effective Time to the Cedar State Closing Date; and

                    (3)  an amount equal to all prepaid expenses
          attributable to the Cedar State Well that are paid by or on behalf of Saga Petroleum prior to the Cedar State Closing Date and that are attributable to the period after the Cedar State Effective Time, including without limitation prepaid utility charges, prepayments under rights-of-way, prepaid insurance premiums and prepaid Taxes; delay rentals shall be allocated per day over the period by which the applicable lease is extended thereby and amounts attributable to the period after the Cedar State Effective Time shall be deemed to be prepaid expenses.

               (ii)   Downward  Adjustments.  The   Cedar   State
Purchase Price shall be adjusted downward by the following:

                    (1)  proceeds received by Saga Petroleum
          prior to the Closing Date attributable to the Cedar State Well and that are attributable to the period of time from and after the Cedar State Effective Time; and

                    (2)  an amount equal to all unpaid Taxes
          attributable to the Cedar State Well, for any period ending prior to the Cedar State Effective Time that are assumed by Buyer pursuant to Section II(8).

The "Net Adjustment" (which may be positive or negative) shall mean the amount equal to the aggregate upward adjustments described in clause (d) (i) above less the aggregate downward adjustments described in clause (d)(ii) above. Saga Petroleum will deliver a preliminary settlement statement showing such adjustments to be made at the Cedar State Closing, such settlement statement to be provided to Buyer as soon as reasonably possible after such adjustments are determined. Saga Petroleum and Buyer shall conduct a final accounting with respect to the adjustments described above and make and pay the appropriate adjustments to the other party within 60 days after Closing. All production produced from or attributable to the Cedar State Well on or before the Cedar State Effective Time and above the pipeline connection shall belong to Saga Petroleum and all production produced from or attributable to the Cedar State Well after Cedar State Effective Time shall belong to Buyers. Buyers and Saga Petroleum agree promptly to reimburse to the other any proceeds received by such party that are owned by the other party and not accounted for in the preliminary settlement statement.

     2.   Title and Environmental Matters.

          (a) Buyer acknowledges that it has completed its examination of title to and the environmental condition of the Cedar State Well and is accepting the same "as is, where is," except for the special warranty of title from Saga Petroleum described in paragraph II4(a) below and except as provided in this paragraph
II(2).  Reference is made to that Acquisition Title Opinion dated
December 1, 2000, prepared by Canon, Short & Gaston (the "Title
Opinion"), a copy of which has been furnished by Buyer to Saga
Petroleum.

          (b) Saga Petroleum shall deliver to Buyer at the Cedar State Closing a recordable release of the lien of Bank One Texas described in paragraphs 1 and 2 under "Liens and Encumbrances" in the Title Opinion, insofar as such lien covers the Cedar State
Well. Saga Petroleum shall have until six months after the Cedar
State Closing to cure the title defect described in paragraph 1 under "Requirements" in Schedule 1 to the Title Opinion (the
"Title Defect") to Buyer's reasonable satisfaction. If the Title Defect is not cured to Buyer's reasonable satisfaction by the end of such six month period, Buyer shall deliver to Saga, within 15 business days after the end of such six month period, a written notice stating that the Title Defect has not been cured to Buyer's reasonable satisfaction and stating Buyer's basis for such determination. If, after timely receipt of such notice from Buyer, Saga is unable to or does not cure such Title Defect to Buyer's reasonable satisfaction, Saga shall defend, indemnify and save and hold harmless Buyer from and against all claims made by third parties arising out of the Title Defect, and associated
Losses incurred by Buyer, within five years after the Cedar State Closing; provided Saga Petroleum's maximum aggregate liability under this paragraph II(2)(b) shall be limited to $2,100,000 less the cumulative net proceeds received by Buyer from the Cedar
State Well (i.e., Buyer's share of gross proceeds of production less royalties, operating costs and taxes (other than income taxes)).

     3. Time and Place of Cedar State Closing. The closing of the purchase and sale of the Cedar State Well shall take place at Buyer's offices in Denver, Colorado on January 22, 2001 (the
"Cedar State Closing").

     4.   Actions at Cedar State Closing.  At the Cedar State
Closing the following events shall occur:

          (a) Saga Petroleum shall deliver an assignment of the Cedar State Well, warranting title to the Cedar State Well against all liens and encumbrances arising by, through or under Saga Petroleum, but not otherwise.

          (b) Buyer shall deliver, by wire transfer to an account or accounts specified by Saga Petroleum, an amount equal to $1,600,000.00 plus the Net Adjustment. Sellers shall retain the $500,000.00 cash portion of the Deposit.

          (c) Buyer or Sellers, as the case may be, shall transfer to the other that number of shares of Buyer's common stock necessary to cause Sellers to receive the Cedar State
Shares, as provided in Section II(1)(b)(iii) above.

          (d) Saga Petroleum shall execute, acknowledge and deliver to Buyer, division orders, transfer orders or letters in lieu thereof directing all purchasers of production to make payment to Buyer of proceeds attributable to production from the Cedar State Well conveyed at the Cedar State Closing.

     5.   Registration of Buyer's Common Stock.  Buyer agrees to:

     (a) use its reasonable best efforts to (i) cause the Cedar State Shares to be registered, at Buyer's sole cost and expense, under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-1 or any similar or successor long-form registration or, if available, on Form S-2 or S-3 or any similar or successor short-form registration, by May 1, 2001 and
(ii) cause the Cedar State Shares to be listed by May 1, 2001 on each securities exchange on which Buyer's common stock is then listed. If by May 1, 2001 any of the Cedar State Shares held by Sellers are not registered as provided in clause (i) and listed as provided in clause (ii) (whether or not Buyer has used its reasonable best efforts to do so), then Buyer shall pay to Sellers, as liquidated damages for failure to achieve such registration, an amount equal to (1) interest at 10% per annum, compounded quarterly, on the Cedar Share Deemed Value multiplied by the number of Cedar State Shares held by Sellers, from and after May 1, 2001 until the earlier of such time as the Cedar State Shares are covered by such registration statement or are saleable without registration under Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act or other such rule; such amount shall be payable quarterly within 15 days after the end of each quarter and any amounts not timely paid will bear interest at 15% per annum, compounded quarterly;

          (b) notify Sellers of the Cedar State Shares of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to each seller of Cedar State Shares such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Cedar State Shares owned by such seller;

          (d) use its reasonable best efforts to register or qualify such Cedar State Shares under such other securities or blue sky laws of such jurisdictions as any Seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Seller to consummate the disposition in such jurisdictions of the Cedar State Shares owned by such Seller provided that the Buyer shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (e) notify Sellers, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any Seller, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Cedar State Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (f) make available for inspection by Sellers, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Buyer, and cause the Buyer's officers, directors, employees and independent accountants to supply all information reasonably requested by any Seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (g) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Buyer shall use its best efforts promptly to obtain the withdrawal of such order;

          (h) use its reasonable best efforts to cause such Cedar State Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Cedar State Shares; and

          (i) indemnify, defend and save and hold harmless, to the extent permitted by law, each holder of Cedar State Shares, its officers and directors and each Person that controls such holder (within the meaning of the Securities Act) against all Losses (as defined in paragraph 6(c)) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Buyer by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Buyer has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Buyer shall indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Cedar State Shares. The indemnification provided for under this paragraph shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, partner or controlling Person of such indemnified party and shall survive the transfer of securities. The Buyer also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Buyer's indemnification is unavailable for any reason such that such provisions provide the same obligations and benefits to the indemnified party as those which would have been applicable had the indemnification provisions in this paragraph been available.

     6.   Indemnification of Sellers.

               (a)  Buyer's Indemnification of Sellers for
Environmental Matters. If the Cedar State Closing occurs, Buyer shall be deemed to have assumed all risk, liability, obligation and Losses in connection with, and shall defend, indemnify and save and hold harmless the Indemnified Seller Parties forever from and against all Losses incurred by the Indemnified Seller Parties in connection with any Environmental Matter.
"Indemnified Seller Parties" means (x) Saga Petroleum, Saga SWD, Saga LLC, Morse, the Morse Family Trust and Farmer, (y) all parties serving as officers, directors, shareholders, partners, members, managers, principals or trustees of Saga Petroleum, Saga SWD, Saga LLC or the Morse Family Trust at any time prior to the Closing, and (z) as to all of the persons and entities in clauses
(x) and (y) above, their respective representatives, employees, agents, affiliates, and personal representatives. "Environmental Matter" means the following matters arising in connection with the Cedar State Well, regardless of whether incurred with respect to events occurring prior to or after the Cedar State Effective
Time: (i) the violation of, and compliance with past, present and future Environmental Laws (as such term is defined in the PSA, which definition shall survive the termination of the PSA);
(ii) remediation and restoration of the Cedar State Well, including, without limitation, plugging and abandonment and remediation of wells and well sites; (iii) naturally occurring radioactive materials; (iv) asbestos and (v) damage to persons or property on account of Pollutants (as such term is defined in the PSA, which definition shall survive the termination of the PSA).

               (b)  Buyer's Assumption of Liabilities and
Indemnification of Sellers. If the Cedar State Closing occurs, Buyer shall be deemed to have assumed all risk, liability, obligation and Losses in connection with, and Buyer agrees to defend, indemnify and save and hold harmless the Indemnified Seller Parties, their successors and assigns, forever from and against all Losses which arise from or in connection with, the following whether arising or attributable to periods before or after the Effective Time: (i) ownership or operation of the Cedar State Well, and (ii) the joint operating agreement, product sale contracts, and all other contracts and agreements relating to the Cedar State Well.

               (c) "Losses" shall mean any loss, cost, expense, liability, obligation, damage, demands, suits (including royalty claims and claims for Taxes) sanctions of every kind and character including reasonable fees and expenses of attorneys, technical experts and expert witnesses reasonably incident to matters indemnified against; excluding any special, consequential, punitive or exemplary damages except to the extent recovered against the indemnified persons by a third-party claimant.

               (d)  Release.  Buyer shall be deemed to have
released the Indemnified Seller Parties, and their predecessors, successors and assigns, at the Cedar State Closing from any and all Losses for which Buyer has agreed to indemnify the Indemnified Seller Parties hereunder.

               (e)  THE INDEMNIFICATION OBLIGATIONS UNDER THIS
AGREEMENT SHALL BE WITHOUT REGARD TO THE INDEMNIFIED PERSON'S
SOLE, JOINT OR CONCURRENT NEGLIGENCE, GROSS NEGLIGENCE, STRICT
LIABILITY OR OTHER FAULT.

               (f)  THE PARTIES AGREE THAT, TO THE EXTENT
REQUIRED BY APPI.ICABLE LAW TO BE OPERATIVE, THE DISCLAIMERS OF WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER. WITHOUT LIMITATION OF THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, SELLERS EXPRESSLY DISCLAIM AND NEGATE AS TO ALL PERSONAL PROPERTY, FIXTURES AND EQUIPMENT, (I) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY; (II) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; (III) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS; (IV) ANY RIGHTS OF BUYER UNDER APPLICABLE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION; AND (V) ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS IN ANY PERSONAL PROPERTY INCLUDED WITHIN THE ASSETS OR LLC ASSETS, WHETHER KNOWN OR UNKNOWN, IT BEING EXPRESSLY UNDERSTOOD BY BUYER THAT PERSONAL PROPERTY FIXTURES AND EQUIPMENT INCLUDED WITHIN THE CEDAR STATE WELL ARE BEING CONVEYED TO BUYER "AS IS," "WHERE IS," WITH ALL FAULTS, AND IN THE PRESENT CONDITION AND STATE OF REPAIR.

               (g)  No Insurance or Subrogation.  The
indemnifications provided in this Agreement shall not be construed as a form of insurance. Buyer hereby waives for itself, its successors or assigns, including, without limitation, any insurers, any rights to subrogation for Losses for which it is liable and, if required by applicable policies, shall obtain waiver of such subrogation from its insurers.

     7. Like-Kind Exchange. If requested by Saga Petroleum, Buyer will cooperate with Saga Petroleum to accommodate a like-kind exchange under Section 1031 of the Code with respect to the Cedar State Well. Such cooperation will include, without limitation, the execution of certain documents in connection with such like-kind exchange, but Buyer shall not assume any additional liabilities or obligations in connection therewith. Saga Petroleum shall have the right, without the consent of Buyer, to assign all or any portion of its interests in the Cedar State Well to Meeteetse Gas LLC or another third party designated by Saga Petroleum for purposes of facilitating the like-kind exchange. Saga Petroleum shall indemnify, save and hold harmless Buyer from and against any and all Losses arising from the like-kind exchange.

     8. (a) Apportionment of Tax Liability. All Taxes shall be prorated between Buyer and Saga Corp as of the Cedar State Effective Time for all taxable periods that include the Cedar State Effective Time. Based on the best current information available as of Cedar State Closing, the proration shall be made between the parties as an adjustment to the Cedar State Purchase Price as provided above and shall constitute a final settlement of Taxes between the parties. Taxes based on or measured by production of Hydrocarbons or the value thereof shall be deemed attributable to the period when such production occurred notwithstanding that such Taxes are not assessed or payable until a subsequent period. Accordingly, after Closing Buyer expressly assumes all obligations and liabilities for all Taxes payable by the Saga Petroleum with respect to the Cedar State Well and production therefrom, regardless of whether such Taxes are attributable to the period of time before or after the Cedar State Effective Time.

          (b) Tax Reports and Returns. For the tax period in which the Effective Time occurs, Saga Petroleum agrees to immediately forward to Buyer any such tax reports and returns received by Saga Corp after the Cedar State Closing and provide Buyer with any information Saga Petroleum has that is necessary for Buyer to file any required tax reports and returns. Buyer agrees to file all tax returns and reports applicable to the Cedar State Well, and required to be filed after the Closing, pay all required Taxes payable with respect to the Cedar State Well and production therefrom, and Saga LLC or its assets, and indemnify the Sellers against liability for the payment of Taxes and the filing of tax returns or reports.

     9.   Miscellaneous.

          (a)   Schedules and Exhibits.  The Schedules and
Exhibits referred to in this Agreement are hereby incorporated in this Agreement by reference and constitute a part of this Agreement.

          (b) Expenses. Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Sellers in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring thc same, including, without limitation, engineering, land, title, legal and accounting fees, costs and expenses.

          (c) Notices. All notices and communications required or permitted under this Agreement shall be in writing and addressed as set forth below. Any communication or delivery hereunder shall be deemed to have been duly made and the receiving party charged with notice (i) if personally delivered, when received, (ii) if sent by telecopy or facsimile transmission, when received (iii) if mailed, five business days after mailing, certified mail, return receipt requested, or
(iv) if sent by overnight courier, one day after sending. All notices shall be addressed as follows:

If to Sellers:

     Saga Petroleum Corp.
     415 West Wall Street, Suite 1900
     Midland, Texas 79701
     Attention: J. Charles Farmer
     Fax: 915-684-0829

     With copy to:

     Saga Petroleum Corp.
     410-17th Street, Suite 1150
     Denver, Colorado
     Attention:  Brent J. Morse
     Fax: 303-592-1013

If to Buyer:

     Delta Petroleum Corporation
     555 - 17th Street, Suite 3310
     Denver, Colorado 80202
     Attention: Roger A. Parker
     Fax: (303) 298-8251

Any party may, by written notice so delivered to the other parties, change the address or individual to which delivery shall thereafter be made.

          (d) Amendments; Waivers. Except for waivers specifically provided for in this Agreement, this Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

          (e) Assignment. Neither Buyer nor Sellers shall assign all or any portion of their respective rights or delegate all or any portion of their respective duties hereunder without the other parties prior written consent.

          (f) Announcements. Saga Petroleum and Buyer shall consult with each other with regard to all press releases and other announcements issued after the date of execution of this Agreement and prior to the Closing Date concerning this Agreement or the transactions contemplated hereby and, except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, neither Buyer nor Sellers shall issue any such press release or other publicity without the prior written consent of the other party, which consent shall not be unreasonably withheld.

          (g) Headings. The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

          (h) Counterparts. This Agreement may be executed by Buyer and Saga Petroleum in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

          (i) References. References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals or entities. As used in this Agreement, "person" shall mean any natural person, corporation, partnership, trust, limited liability company, court, agency, government, board, commission, estate or other entity or authority.

          (j)  Governing Law.  This Agreement and the
transactions contemplated hereby and any arbitration or dispute resolution conducted pursuant hereto shall be construed in accordance with, and governed by, the laws of the State of Colorado.

          (k) Entire Agreement. This Agreement constitutes the entire understanding among the parties, their respective partners, members, managers, shareholders, officers, directors and employees with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter; provided, however, paragraph 1(b) of that letter agreement dated July 20, 2000 between Buyer and Saga Petroleum, Saga SWD, Morse and Farmer shall survive the execution and delivery of this Agreement and the termination of such letter agreement.

          (l) Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns.

          (m) No Third-Party Beneficiaries. This Agreement is intended only to benefit the parties hereto and their respective permitted successors and assigns, except that the Potential Buyer Participants shall be third party beneficiaries or the provisions of Section I(4).

          (n)  Waiver of Compliance with Bulk Transfer Laws.
Buyer waives compliance with any applicable bulk transfer laws relating to the transactions contemplated by this Agreement.

          (o) Disclaimer of Representations and Warranties. Except as expressly set forth in this Agreement, the parties hereto each disclaim all liability and responsibility for any other representation, warranty, statements or communications (orally or in writing) to any other party (including, but not limited to, any information contained in any opinion, information or advice that may have been provided to any such party by any partner, officer, member, trustee, beneficiary, stockholder, director, employee, agent, consultant, member, representative or contractor of such disclaiming party or its affiliates or any engineer or engineering firm, or other agent, consultant or representative) wherever and however made, including, but not limited to, those made in any data room and any supplements or amendments thereto or during any negotiations. Without limiting the generality of the foregoing, none of the parties makes any representation or warranty as to (i) the amount, value, quality or deliverability of petroleum, natural gas or other reserves attributable to the Cedar State Well, (ii) any geological, engineering or other interpretations of economic valuation, or
(iii) predictions as to when any event will or will not occur or is likely to occur.

                    (signatures on next page)

          Executed on the dates set forth in the acknowledgments below but effective as of the Effective Time.

                              BUYER:

                              DELTA PETROLEUM CORPORATION


                              By: s/Roger A. Parker

                              Name: s/Roger A. Parker
                              Title: President


                              SELLERS:

                              SAGA PETROLEUM CORP.

                              By: s/J. Charles Farmer
                              Name: s/J. Charles Farmer
                              Title:  President


                              SAGA SALTWATER DISPOSAL CORP.

                              By: s/J. Charles Farmer
                              Name: s/J. Charles Farmer
                              Title:  President


                              MORSE FAMILY SECURITY TRUST

                              By:________________________________
                              Name:______________________________
                              Title:  Trustee


                              s/Brent J. Morse
                              Brent J. Morse

                              s/J. Charles Farmer
                              J. Charles Farmer

       Saga Petroleum Limited Liability Company of Colorado is executing this Agreement solely for the purpose of Section I and for no other purpose:

                              SAGA PETROLEUM LIMITED
                              LIABILITY COMPANY OF COLORADO

                              By: s/J. Charles Farmer
                              Name: s/J. Charles Farmer
                              Title: Manager